EXHIBIT 99.1

CB Financial Services, Inc.
Announces First Quarter 2022 Financial Results and
Declares Quarterly Cash Dividend

WASHINGTON, PA., April 28, 2022 -- CB Financial Services, Inc. (“CB” or the “Company”) (NASDAQGM: CBFV), the holding company of Community Bank (the “Bank”) and Exchange Underwriters, Inc. (“EU”), a wholly-owned insurance subsidiary of the Bank, today announced its first quarter 2022 financial results.

	Three Months Ended
	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
(Dollars in thousands, except per share data) (Unaudited)

Net Income (Loss) (GAAP)	$3,047	$6,965	$1,983	$(223)	$2,845
Non-Recurring Items (Non-GAAP) (1)	12	(4,122)	(17)	3,440	(353)
Adjusted Net Income (Non-GAAP) (1)	$3,059	$2,843	$1,966	$3,217	$2,492

Earnings (Loss) per Common Share - Diluted (GAAP)	$0.58	$1.31	$0.37	$(0.04)	$0.52
Adjusted Earnings per Common Share - Diluted (Non-GAAP) (1)	$0.59	$0.53	$0.36	$0.59	$0.46
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures and reconciliation of net income (loss) and adjusted earnings per common share - diluted in this Press Release.
2022 First Quarter Financial Highlights
(Comparisons to three months ended March 31, 2021 unless otherwise noted)
•Net income was $3.0 million, compared to $2.8 million, largely due to the completion of the Company’s optimization program in 2021, which resulted in a reduction of noninterest expense.
◦Adjusted net income (non-GAAP) was $3.1 million, compared to $2.5 million.
•Earnings per diluted common share (EPS) increased to $0.58 from $0.52.
◦Adjusted earnings per common share - diluted (non-GAAP) was $0.59, compared to $0.46.
•Return on average assets (annualized) of 0.87%, compared to 0.81%.
◦Adjusted return on average assets (annualized) (non-GAAP) of 0.87%, compared to 0.71%.
•Return on average equity (annualized) of 9.50%, compared to 8.54%.
◦Adjusted return on average equity (annualized) (non-GAAP) of 9.54%, compared to 7.48%.
•Net interest margin (NIM) improved quarter over quarter to 3.08% from 2.95% for the three months ended December 31, 2021. NIM was 3.04% for the prior year period.
•Net interest and dividend income was $9.9 million, compared to $10.0 million.
•Noninterest income decreased to $2.6 million, compared to $3.2 million. The most significant changes in noninterest income were a $454,000 reduction in securities gains offset by an increase of $203,000 in insurance commissions. The increase in insurance commissions was primarily driven by contingency income which resulted from the higher than lock-in amounts received, partially offset by a decrease in commercial and personal insurance commissions.

(Amounts at March 31, 2022; comparisons to December 31, 2021, unless otherwise noted)
•Total loans, including Payroll Protection Program (“PPP”) loans, were $1.02 billion, a decrease of $154,000.
◦Total loans held for investment, excluding PPP loans, increased $16.1 million, or 6.5% annualized, to $1.01 billion compared to $996.3 million at December 31, 2021 and included 69.7% and 3.6% annualized growth in consumer and commercial real estate loans, respectively.
•Nonperforming loans to total loans was 0.72%, a increase of 1 bps, compared to 0.71%.
•Total deposits were $1.25 billion, an increase of $23.7 million, compared to $1.23 billion.
•Total assets increased to $1.44 billion, compared to $1.43 billion.
•Book value per share was $23.69, compared to $24.62 at March 31, 2021 and $25.31 at December 31, 2021.

EXHIBIT 99.1

◦Tangible book value per share (Non-GAAP) decreased to $20.86, compared to $21.38 at March 31, 2021 and $22.45 at December 31, 2021.

Management Commentary
President and CEO John H. Montgomery stated, “Our first quarter benefited from the combination of modest loan growth and improved efficiency levels which resulted in solid bottom-line income growth. We were pleased to see our loans, excluding PPP loans, grow 1.64% in the current quarter, or 6.5% annualized, led by commercial real estate and indirect auto. Our indirect auto loan business was fueled by the investments we have made in process efficiencies, which led directly to improved pull-through rates. We coupled that growth with an improved Efficiency Ratio, which declined 420 basis points from last year’s first quarter to 68.6% and is the result of the optimization program we largely completed last year. This improvement in our Efficiency Ratio is an important foundation supporting our goal of becoming a high performing bank.”

Mr. Montgomery continued, “We furthered our commitment to CB shareholders as we completed a $7.5 million share repurchase program in February and have announced a new $10.0 million program, in addition to our regular quarterly dividend. We remain well-capitalized with the ability to support growth along with these shareholder-friendly actions. During the quarter, the Bank invested in sales leadership to accelerate growth. We recently hired Bruce Sharp as our Chief Commercial Banking Officer and Alan Bicker as Chief Consumer Banking Officer. In addition, Benjamin Brown was recently hired as Director of Client Experience and Innovation. All three of these gentlemen possess a wealth of experience and know our markets well. I am excited to have Bruce, Alan and Ben on board as we look to accelerated growth and leverage our work in efficiency and process optimization. Our regional economic activity remains strong and is bolstered by a number of top educational and medical institutions in addition to a strong technology presence, providing an excellent counter-balance to regular economic cycles. In addition, our region is a major supplier of natural gas and we are seeing some benefit from the recent surge in commodity prices.”

Dividend Information
The Company’s Board of Directors has declared a $0.24 quarterly cash dividend per outstanding share of common stock, payable on or about May 31, 2022, to stockholders of record as of the close of business on May 20, 2022.

Stock Repurchase Program
On June 10, 2021, CB authorized a program to repurchase up to $7.5 million of the Company’s outstanding common stock. The program was effective as of June 14, 2021 and is authorized through June 13, 2022. On February 15, 2022, the Company completed the program, under which a total of 308,996 shares were repurchased at an average price of $24.27 per share for a total of approximately $7.5 million.

On April 21, 2022, CB announced a program to repurchase up to $10.0 million of the Company’s outstanding shares of common stock. Based on the Company’s closing stock price on April 19, 2022, the repurchase program, if fully completed, would encompass 433,643 shares, or approximately 8.4% the shares currently outstanding.

2022 First Quarter Financial Review

Net Interest and Dividend Income
Net interest and dividend income decreased $84,000, or 0.8%, to $9.9 million for the three months ended March 31, 2022 compared to $10.0 million for the three months ended March 31, 2021.
•Net interest margin (FTE) (Non-GAAP) increased 5 basis points (“bps”) to 3.10% for the three months ended March 31, 2022 compared to 3.05% for the three months ended March 31, 2021. Net interest margin (GAAP) increased to 3.08% for the three months ended March 31, 2022 compared to 3.04% for the three months ended March 31, 2021. CB has controlled its deposit cost structure as deposit balances increased and benefited from non-renewal or repricing of higher-cost time deposits.
•Interest and dividend income decreased $372,000, or 3.4%, to $10.6 million for the three months ended March 31, 2022 compared to $11.0 million for the three months ended March 31, 2021.
◦Interest income on loans decreased $595,000, or 5.9%, to $9.6 million for the three months ended March 31, 2022 compared to $10.1 million for the three months ended March 31, 2021. The average balance of loans decreased $22.6 million and the average yield decreased 15 bps to 3.85% compared to the three months ended March 31, 2021. Interest and fee income on PPP loans was $445,000 for the three months ended March 31, 2022 and contributed 13 bps to loan yield, compared to $676,000 for the three months ended March 31, 2021, which contributed 5 bps to loan yield. The impact of the accretion of the credit mark on acquired loan portfolios was $56,000 for the three months ended March 31, 2022 compared to $138,000 for the three months ended March 31, 2021, or 2 bps in the current period compared to 6 bps in the prior period.
◦Interest income on taxable investment securities increased $259,000, or 40.1%, to $905,000 for the three months ended March 31, 2022 compared to $646,000 for the three months ended March 31, 2021 driven by a $93.0 million increase in average balance partially offset by a 42 bps decrease in average yield.
•Interest expense decreased $288,000, or 28.5%, to $723,000 for the three months ended March 31, 2022 compared to $1.0 million for the three months ended March 31, 2021.
◦Interest expense on deposits decreased $417,000, or 44.0%, to $530,000 for the three months ended March 31, 2022 compared to $947,000 for the three months ended March 31, 2021. While average interest-earning deposit balances decreased $38.6 million compared to the three months ended March 31, 2021, controlling the deposit cost structure as deposit balances increased combined with non-renewal or repricing of higher-cost time deposit resulted in a 18 bp, or 41.4%, decrease in average cost compared to the three months ended March 31, 2021. The average balance of time deposits and the related average cost decreased $55.1 million and 30 bps, respectively.
Provision for Loan Losses
There was no provision for loan losses for either the three months ended March 31, 2022 or the three months ended March 31, 2021. The provision for loan losses remaining constant was primarily due to consistent loan balances between the periods and no significant changes in qualitative factors.
Noninterest income
Noninterest income decreased $561,000, or 17.7%, to $2.6 million for the three months ended March 31, 2022, compared to $3.2 million for the three months ended March 31, 2021. The decrease was largely due to a $454,000 reduction in securities gains, partially offset by a $203,000 improvement in insurance commissions. The increase in insurance commissions was primarily driven by contingency income of $114,000 which resulted from the higher than lock-in amounts received and commercial insurance commissions, partially offset by a decrease in personal insurance commissions. In addition, net gain on sale of loans decreased $86,000 as there were no loans sold for the three months ended March 31, 2022.
Noninterest Expense
Noninterest expense decreased $739,000, or 7.9%, to $8.7 million for the three months ended March 31, 2022 compared to $9.4 million for the three months ended March 31, 2021, primarily due to the implementation of branch optimization initiatives begun in 2020 and completed during 2021 which established a lower expense base. Offsetting the lower base in the first quarter were investment in executive leadership tasked with driving growth initiatives. Contracted services decreased $100,000 to $587,000 for the three months ended March 31, 2022 compared to $687,000 for the three months ended March 31, 2021. This was a result of the previously mentioned branch optimization initiatives completed in the prior year.

Statement of Financial Condition Review

Assets
Total assets increased $13.2 million, or 0.9%, to $1.44 billion at March 31, 2022, compared to $1.43 billion at December 31, 2021.
•Cash and due from banks increased $3.9 million, or 3.3%, to $123.6 million at March 31, 2022, compared to $119.7 million at December 31, 2021. The change is primarily due to an increase in deposits as further described below in the Liabilities section. The increase was partially offset by purchases of securities detailed in the below Securities section.
•Securities increased $6.1 million, or 2.7%, to $231.1 million at March 31, 2022, compared to $225.0 million at December 31, 2021. Current period activity included $26.8 million of purchases, and $8.3 million of paydowns. The purchases were made to earn a higher yield on excess cash. In addition, there was a $12.4 million decrease in the market value of the debt securities portfolio, primarily due to the increase in market interest rates and a $7,000 gain in market value in the equity securities portfolio, which is primarily comprised of bank stocks.
Payroll Protection Program (“PPP”) Update
•PPP loans decreased $16.3 million to $8.2 million at March 31, 2022 compared to $24.5 million at December 31, 2021
•$274,000 of net PPP loan origination fees were unearned at March 31, 2022 compared to $678,000 at December 31, 2021. $404,000 of net PPP loan origination fees were earned for the three months ended March 31, 2022 compared to $321,000 for the three months ended December 31, 2021.

Loans and Credit Quality
•Total loans held for investment decreased $154,000, or 0.02%, to $1.02 billion at March 31, 2022 compared to $1.02 billion at December 31, 2021. Excluding the net decline of $16.3 million in PPP loans in the current period, loans increased $16.1 million. Average loans for the three months ended March 31, 2022 increased $4.4 million compared to the three months ended December 31, 2021. An increase in consumer and commercial real estate loans was the primary driver in the average balance increase, offset by quicker payoffs in residential, and commercial and industrial loans.
•The allowance for loan losses was $11.6 million at both March 31, 2022 and December 31, 2021. As a result, the allowance for loan losses to total loans was 1.14% at March 31, 2022 compared to 1.13% at December 31, 2021. The allowance for loan losses to total loans, excluding PPP loans, was 1.15% at March 31, 2022 compared to 1.16% at December 31, 2021. The lack of change in the allowance for loan losses was primarily due to consistent loan balances between the periods and no significant changes in qualitative factors.
•Net recoveries for the three months ended March 31, 2022 were $13,000, or 0.01% of average loans on an annualized basis. Net charge-offs for the three months ended March 31, 2021 were $46,000, or 0.02% of average loans on an annualized basis.
•Nonperforming loans, which includes nonaccrual loans, accruing loans past due 90 days or more, and accruing loans that are considered troubled debt restructurings, were $7.3 million at both March 31, 2022 and December 31, 2021. Nonperforming loans to total loans ratio was 0.72% at March 31, 2022 compared to 0.71% at December 31, 2021.
•There was one loan in forbearance at March 31, 2022 totaling $128,000, compared to no loans in forbearance at December 31, 2021.

Other
•Intangible Assets decreased $445,000, or 7.6%, to $4.9 million at March 31, 2022 compared to $5.3 million at December 31, 2021 primarily due to amortization expense recognized during the period
•Accrued Interest Receivable and Other Assets increased $3.7 million, or 28.8% to $16.5 million at March 31, 2022, compared to $12.9 million at December 31, 2021. This change is primarily driven by deferred taxes as a result of the increase in market interest rates conditions and the decrease in the market value of the securities portfolio.
Liabilities
Total liabilities increased $24.2 million, or 1.9%, to $1.32 billion at March 31, 2022 compared to $1.29 billion at December 31, 2021.
Deposits
•Total deposits increased $23.7 million to $1.25 billion as of March 31, 2022 compared to $1.23 billion at December 31, 2021. Noninterest bearing demand deposits, NOW accounts and savings accounts increased $14.3 million, $7.9 million and $8.1 million, respectively, partially offset by a decrease of $7.5 million in time deposits. Annualized deposit growth rate was 7.7%. Average total deposits decreased $54.6 million, primarily in time deposits, for the three months ended March 31, 2022 compared to the three months ended December 31, 2021.
Borrowed Funds
•Short-term borrowings decreased $47,000 , or 0.1%, to $39.2 million at March 31, 2022, compared to $39.3 million at December 31, 2021. At March 31, 2022 and December 31, 2021, short-term borrowings were comprised entirely of securities sold under agreements to repurchase, which are related to business deposit customers whose funds, above designated target balances, are transferred into an overnight interest-earning investment account by purchasing securities from the Bank’s investment portfolio under an agreement to repurchase.
Stockholders’ Equity
Stockholders’ equity decreased $11.0 million, or 8.3%, to $122.2 million at March 31, 2022, compared to $133.1 million at December 31, 2021. The Company paid $1.2 million in dividends and repurchased $3.4 million of its common stock as part of its stock repurchase program that was completed on February 15, 2022. In addition, accumulated other comprehensive income decreased $9.7 million primarily due to the effect of rising market interest rates on the Bank’s debt securities. This was partially offset by $3.0 million of net income.
Book value per share
Book value per common share was $23.69 at March 31, 2022 compared to $25.31 at December 31, 2021, a decrease of $1.62.

Tangible book value per common share (Non-GAAP) was $20.86 at March 31, 2022, compared to $22.45 at December 31, 2021, a decrease of $1.59.

Refer to “Explanation of Use of Non-GAAP Financial Measures” at the end of this Press Release.
About CB Financial Services, Inc.
CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates its branch network in southwestern Pennsylvania and West Virginia. Community Bank offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance brokerage services through Exchange Underwriters, Inc., its wholly owned subsidiary.
For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.communitybank.tv.

Statement About Forward-Looking Statements
Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, the scope and duration of economic contraction as a result of the COVID-19 pandemic and its effects on the Company’s business and that of the Company’s customers, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our customers to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Company Contact:
John H. Montgomery
President and Chief Executive Officer
Phone: (724) 225-2400

Investor Relations:
Jeremy Hellman, Vice President
The Equity Group Inc.
Phone: (212) 836-9626
Email: jhellman@equityny.com

CB FINANCIAL SERVICES, INC. SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Dollars in thousands, except share and per share data) (Unaudited)

Selected Financial Condition Data	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
ASSETS
Cash and Due From Banks	$123,588	$119,674	$173,523	$172,010	$230,000
Securities	231,097	224,974	221,351	208,472	142,156
Loans Held for Sale	—	—	17,407	11,409	—
Loans
Real Estate:
Residential	317,254	320,798	317,373	322,480	339,596
Commercial	427,227	392,124	379,621	360,518	370,118
Construction	54,227	85,028	78,075	85,187	77,714
Commercial and Industrial
Commercial and Industrial	59,601	64,487	69,657	70,666	68,551
PPP	8,242	24,523	32,703	49,525	60,380
Consumer	143,422	122,152	112,087	106,404	111,650
Other	10,669	11,684	12,083	12,666	13,688
Total Loans	1,020,642	1,020,796	1,001,599	1,007,446	1,041,697
Allowance for Loan Losses	(11,595)	(11,582)	(11,581)	(11,544)	(12,725)
Loans, Net	1,009,047	1,009,214	990,018	995,902	1,028,972
Premises and Equipment Held for Sale	—	—	795	795	—
Premises and Equipment, Net	18,349	18,399	18,502	18,682	20,240
Bank-Owned Life Insurance	25,468	25,332	25,190	25,052	24,916
Goodwill	9,732	9,732	9,732	9,732	9,732
Intangible Assets, Net	4,850	5,295	5,740	6,186	7,867
Accrued Interest and Other Assets	16,539	12,859	12,560	13,373	12,938
Total Assets	$1,438,670	$1,425,479	$1,474,818	$1,461,613	$1,476,821

LIABILITIES
Deposits Held for Sale	$—	$—	$102,647	$102,557	$—
Deposits
Non-Interest Bearing Demand Deposits	400,105	385,775	373,320	368,452	377,137
Interest Bearing Demand Accounts	280,455	272,518	244,004	246,920	280,929
Money Market Accounts	192,929	192,125	190,426	176,824	198,975
Savings Accounts	247,589	239,482	232,679	226,639	246,725
Time Deposits	129,235	136,713	144,727	154,718	180,697
Total Deposits	1,250,313	1,226,613	1,185,156	1,173,553	1,284,463

Short-Term Borrowings	39,219	39,266	42,623	39,054	45,352
Other Borrowings	17,607	17,601	6,000	6,000	6,000
Accrued Interest Payable and Other Liabilities	9,375	8,875	7,405	7,913	7,230
Total Liabilities	1,316,514	1,292,355	1,343,831	1,329,077	1,343,045

STOCKHOLDERS’ EQUITY	$122,156	$133,124	$130,987	$132,536	$133,776

	Three Months Ended
Selected Operating Data	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Interest and Dividend Income
Loans, Including Fees	$9,551	$9,904	$9,718	$9,936	$10,146
Securities:
Taxable	905	866	843	635	646
Tax-Exempt	66	66	71	74	78
Dividends	22	21	19	24	20
Other Interest and Dividend Income	72	106	135	151	98
Total Interest and Dividend Income	10,616	10,963	10,786	10,820	10,988
Interest Expense
Deposits	530	636	715	827	947
Short-Term Borrowings	19	26	25	24	23
Other Borrowings	174	70	36	35	41
Total Interest Expense	723	732	776	886	1,011
Net Interest and Dividend Income	9,893	10,231	10,010	9,934	9,977
Provision (Recovery) for Loan Losses	—	75	—	(1,200)	—
Net Interest and Dividend Income After Provision (Recovery) for Loan Losses	9,893	10,156	10,010	11,134	9,977
Noninterest Income:
Service Fees	526	569	602	614	546
Insurance Commissions	1,798	1,618	1,194	1,209	1,595
Other Commissions	89	90	93	173	165
Net Gain on Sales of Loans	—	977	49	31	86
Net (Loss) Gain on Securities	(7)	44	24	11	447
Net Gain on Purchased Tax Credits	14	17	18	17	18
Gain on Sale of Branches	—	5,203	—	—	—
Net Loss on Disposal of Fixed Assets	(8)	—	—	(3)	—
Income from Bank-Owned Life Insurance	136	142	138	136	137
Other Income	65	29	80	31	180
Total Noninterest Income	2,613	8,689	2,198	2,219	3,174
Noninterest Expense:
Salaries and Employee Benefits	4,565	5,181	4,787	5,076	4,894
Occupancy	686	619	615	1,024	710
Equipment	210	252	205	311	266
Data Processing	485	488	541	607	518
FDIC Assessment	209	222	293	249	250
PA Shares Tax	240	173	224	225	265
Contracted Services	587	1,133	1,441	750	687
Legal and Professional Fees	152	206	180	419	189
Advertising	116	191	225	193	140
Other Real Estate Owned (Income)	(38)	(30)	(89)	(26)	(38)
Amortization of Intangible Assets	445	445	446	503	532
Intangible Assets and Goodwill Impairment	—	—	—	1,178	—
Writedown of Fixed Assets	—	23	2	2,268	—
Other	999	1,069	903	945	982
Total Noninterest Expense	8,656	9,972	9,773	13,722	9,395
Income (Loss) Before Income Tax Expense (Benefit)	3,850	8,873	2,435	(369)	3,756
Income Tax Expense (Benefit)	803	1,908	452	(146)	911
Net Income (Loss)	$3,047	$6,965	$1,983	$(223)	$2,845

	Three Months Ended
Per Common Share Data	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Dividends Per Common Share	$0.24	$0.24	$0.24	$0.24	$0.24
Earnings (Loss) Per Common Share - Basic	0.59	1.32	0.37	(0.04)	0.52
Earnings (Loss) Per Common Share - Diluted	0.58	1.31	0.37	(0.04)	0.52
Adjusted Earnings Per Common Share - Diluted (Non-GAAP) (1)	0.59	0.53	0.36	0.59	0.46

Weighted Average Common Shares Outstanding - Basic	5,198,194	5,291,795	5,373,032	5,432,234	5,434,374
Weighted Average Common Shares Outstanding - Diluted	5,220,887	5,314,537	5,390,128	5,432,234	5,436,881

	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Common Shares Outstanding	5,156,897	5,260,672	5,330,401	5,409,077	5,434,374
Book Value Per Common Share	$23.69	$25.31	$24.57	$24.50	$24.62
Tangible Book Value per Common Share (1)	20.86	22.45	21.67	21.56	21.38
Stockholders’ Equity to Assets	8.5%	9.3%	8.9%	9.1%	9.1%
Tangible Common Equity to Tangible Assets (1)	7.6	8.4	7.9	8.1	8.0

	Three Months Ended
Selected Financial Ratios (2)	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Return on Average Assets	0.87%	1.87%	0.54%	(0.06)%	0.81%
Adjusted Return on Average Assets (1)	0.87	0.76	0.53	0.87	0.71
Return on Average Equity	9.50	20.95	5.93	(0.66)	8.54
Adjusted Return on Average Equity (1)	9.54	8.55	5.88	9.57	7.48
Average Interest-Earning Assets to Average Interest-Bearing Liabilities	144.48	145.09	146.78	146.82	142.98
Average Equity to Average Assets	9.14	8.93	9.03	9.08	9.48
Net Interest Rate Spread	2.98	2.85	2.77	2.72	2.91
Net Interest Rate Spread (FTE) (1)	2.99	2.86	2.78	2.74	2.92
Net Interest Margin	3.08	2.95	2.88	2.84	3.04
Net Interest Margin (FTE) (1)	3.10	2.96	2.89	2.85	3.05
Net (Recoveries) Charge-offs to Average Loans	(0.01)	0.03	(0.01)	(0.01)	0.02
Efficiency Ratio	69.21	52.71	80.05	112.91	71.44
Adjusted Efficiency Ratio (1)	65.88	69.73	77.27	80.68	70.06

Asset Quality Ratios	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Allowance for Loan Losses to Total Loans	1.14%	1.13%	1.16%	1.15%	1.22%
Allowance for Loan Losses to Total Loans, Excluding PPP Loans (Non-GAAP) (1)	1.15	1.16	1.20	1.21	1.30
Allowance for Loan Losses to Nonperforming Loans (3)	158.88	159.40	106.18	74.92	89.29
Allowance for Loan Losses to Noncurrent Loans (4)	218.28	233.37	135.37	90.83	118.08
Delinquent and Nonaccrual Loans to Total Loans (4) (5)	0.79	0.78	0.97	1.37	1.18
Nonperforming Loans to Total Loans (3)	0.72	0.71	1.09	1.53	1.37
Noncurrent Loans to Total Loans (4)	0.52	0.49	0.85	1.26	1.03
Nonperforming Assets to Total Assets (6)	0.51	0.51	0.74	1.07	0.98

Capital Ratios (7)	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Common Equity Tier 1 Capital (to Risk Weighted Assets)	11.99%	11.95%	11.53%	11.67%	11.85%
Tier 1 Capital (to Risk Weighted Assets)	11.99	11.95	11.53	11.67	11.85
Total Capital (to Risk Weighted Assets)	13.20	13.18	12.77	12.92	13.10
Tier 1 Leverage (to Adjusted Total Assets)	8.19	7.76	7.38	7.23	7.87
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(2)    Interim period ratios are calculated on an annualized basis.
(3)    Nonperforming loans consist of nonaccrual loans, accruing loans that are 90 days or more past due, and troubled debt restructured loans.
(4)    Noncurrent loans consist of nonaccrual loans and accruing loans that are 90 days or more past due.
(5)    Delinquent loans consist of accruing loans that are 30 days or more past due.
(6)    Nonperforming assets consist of nonperforming loans and other real estate owned.
(7)    Capital ratios are for Community Bank only.
Certain items previously reported may have been reclassified to conform with the current reporting period’s format.

AVERAGE BALANCES AND YIELDS

	Three Months Ended
	March 31, 2022			December 31, 2021			September 30, 2021			June 30, 2021			March 31, 2021
	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (2)	$1,009,210	$9,573	3.85%	$1,004,827	$9,927	3.92%	$1,004,474	$9,740	3.85%	$1,016,868	$9,959	3.93%	$1,031,853	$10,168	4.00%
Debt Securities
Taxable	215,906	905	1.68	205,328	866	1.69	197,763	843	1.71	124,685	635	2.04	122,883	646	2.10
Exempt From Federal Tax	10,195	84	3.30	10,477	84	3.21	11,647	90	3.09	12,276	94	3.06	12,943	96	2.97
Equity Securities	2,693	22	3.27	2,693	21	3.12	2,655	19	2.86	2,649	24	3.62	2,632	20	3.04
Interest Bearing Deposits at Banks	59,296	22	0.15	150,102	19	0.05	160,935	74	0.18	242,348	89	0.15	157,962	36	0.09
Other Interest-Earning Assets	3,483	50	5.82	3,475	87	9.93	3,512	61	6.89	4,044	62	6.15	3,909	62	6.43
Total Interest-Earning Assets	1,300,783	10,656	3.32	1,376,902	11,004	3.17	1,380,986	10,827	3.11	1,402,870	10,863	3.11	1,332,182	11,028	3.36
Noninterest-Earning Assets	122,288			100,607			88,291			82,794			92,550
Total Assets	$1,423,071			$1,477,509			$1,469,277			$1,485,664			$1,424,732
Liabilities and Stockholders' Equity
Interest-Bearing Liabilities:
Interest-Bearing Demand Deposits (3)	$276,603	48	0.07%	$278,546	51	0.07%	$275,411	48	0.07	$275,752	55	0.08	$259,065	77	0.12%
Savings (3)	243,786	19	0.03	252,387	20	0.03	251,801	21	0.03	247,238	25	0.04	239,850	32	0.05
Money Market (3)	192,425	41	0.09	209,572	57	0.11	198,167	55	0.11	199,652	71	0.14	197,395	98	0.20
Time Deposits (3)	132,015	422	1.30	154,342	508	1.31	168,654	591	1.39	177,506	676	1.53	187,114	740	1.60
Total Interest-Bearing Deposits (3)	844,829	530	0.25	894,847	636	0.28	894,033	715	0.32	900,148	827	0.37	883,424	947	0.43
Short-Term Borrowings
Securities Sold Under Agreements to Repurchase	37,884	19	0.20	44,709	26	0.23	40,818	25	0.24	49,325	24	0.20	41,094	23	0.23
Other Borrowings	17,604	174	4.01	9,474	70	2.93	6,000	36	2.38	6,000	35	2.34	7,200	41	2.31
Total Interest-Bearing Liabilities	900,317	723	0.33	949,030	732	0.31	940,851	776	0.33	955,473	886	0.37	931,718	1,011	0.44
Noninterest-Bearing Demand Deposits	384,188			388,787			387,746			387,317			349,108
Other Liabilities	8,554			7,800			8,019			7,999			8,869
Total Liabilities	1,293,059			1,345,617			1,336,616			1,350,789			1,289,695
Stockholders' Equity	130,012			131,892			132,661			134,875			135,037
Total Liabilities and Stockholders' Equity	$1,423,071			$1,477,509			$1,469,277			$1,485,664			$1,424,732
Net Interest Income (FTE) (Non-GAAP) (4)		9,933			10,272			10,051			9,977			10,017
Net Interest-Earning Assets (5)	400,466			427,872			440,135			447,397			400,464
Net Interest Rate Spread (FTE) (Non-GAAP) (4) (6)			2.99%			2.86%			2.78			2.74			2.92%
Net Interest Margin (FTE) (Non-GAAP) (4)(7)			3.10			2.96			2.89			2.85			3.05
PPP Loans	14,673	445	12.30	29,067	391	5.34	40,313	484	4.76	57,661	636	4.42	56,945	676	4.81
(1)    Annualized based on three months ended results.
(2)    Net of the allowance for loan losses and includes nonaccrual loans with a zero yield and Loans Held for Sale.
(3)    Includes Deposits Held for Sale that were sold in December 2021.
(4)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(5)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(7)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

Explanation of Use of Non-GAAP Financial Measures
In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this Press Release contains or references, certain non-GAAP financial measures. We believe these non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in providing a complete understanding of factors and trends affecting the Company’s business and in analyzing the Company’s operating results on the same basis as that applied by management. Although we believe that these non-GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found herein.

	Three Months Ended
	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
(Dollars in thousands, except share and per share data) (Unaudited)

Net Income (Loss) (GAAP)	$3,047	$6,965	$1,983	$(223)	$2,845

Adjustments
Loss (Gain) on Securities	7	(44)	(24)	(11)	(447)
Gain on Sale of Branches	—	(5,203)	—	—	—
Loss on Disposal of Fixed Assets	8	—	—	3	—
Tax effect	(3)	1,102	5	2	94

Non-Cash Charges:
Intangible Assets and Goodwill Impairment	—	—	—	1,178	—
Writedown on Fixed Assets	—	23	2	2,268	—
Tax Effect	—	—	—	—	—
Adjusted Net Income (Non-GAAP)	$3,059	$2,843	$1,966	$3,217	$2,492

Weighted-Average Diluted Common Shares and Common Stock Equivalents Outstanding	5,220,887	5,314,537	5,390,128	5,432,234	5,436,881

Earnings (Loss) per Common Share - Diluted (GAAP)	$0.58	$1.31	$0.37	$(0.04)	$0.52

Adjusted Earnings per Common Share - Diluted (Non-GAAP)	$0.59	$0.53	$0.36	$0.59	$0.46

Net Income (Loss) (GAAP) (Numerator)	$3,047	$6,965	$1,983	$(223)	$2,845

Annualization Factor	4.06	3.97	3.97	4.01	4.06

Average Assets (Denominator)	1,423,071	1,477,509	1,469,277	1,485,664	1,424,732

Return on Average Assets (GAAP)	0.87%	1.87%	0.54%	(0.06)%	0.81%

Adjusted Net Income (Non-GAAP) (Numerator)	$3,059	$2,843	$1,966	$3,217	$2,492

Annualization Factor	4.06	3.97	3.97	4.01	4.06

Average Assets (Denominator)	1,423,071	1,477,509	1,469,277	1,485,664	1,424,732

Adjusted Return on Average Assets (Non-GAAP)	0.87%	0.76%	0.53%	0.87%	0.71%

	Three Months Ended
	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
(Dollars in thousands) (Unaudited)

Net Income (Loss) (GAAP) (Numerator)	$3,047	$6,965	$1,983	$(223)	$2,845

Annualization Factor	4.06	3.97	3.97	4.01	4.06

Average Equity (Denominator) (GAAP)	130,012	131,892	132,661	134,875	135,037

Return on Average Equity (GAAP)	9.50%	20.95%	5.93%	(0.66)%	8.54%

Adjusted Net Income (Non-GAAP) (Numerator)	$3,059	$2,843	$1,966	$3,217	$2,492

Annualization Factor	4.06	3.97	3.97	4.01	4.06

Average Equity (Denominator) (GAAP)	130,012	131,892	132,661	134,875	135,037

Adjusted Return on Average Equity (Non-GAAP)	9.54%	8.55%	5.88%	9.57%	7.48%
Tangible book value per common share is a non-GAAP measure and is calculated based on tangible common equity divided by period-end common shares outstanding. Tangible common equity to tangible assets is a non-GAAP measure and is calculated based on tangible common equity divided by tangible assets. We believe these non-GAAP measures serve as useful tools to help evaluate the strength and discipline of the Company's capital management strategies and as an additional, conservative measure of the Company’s total value.

	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
(Dollars in thousands, except share and per share data) (Unaudited)

Assets (GAAP)	$1,438,670	$1,425,479	$1,474,818	$1,461,613	$1,476,821
Goodwill and Intangible Assets, Net	(14,582)	(15,027)	(15,472)	(15,918)	(17,599)
Tangible Assets (Non-GAAP) (Numerator)	$1,424,088	$1,410,452	$1,459,346	$1,445,695	$1,459,222

Stockholders' Equity (GAAP)	$122,156	$133,124	$130,987	$132,536	$133,776
Goodwill and Intangible Assets, Net	(14,582)	(15,027)	(15,472)	(15,918)	(17,599)
Tangible Common Equity or Tangible Book Value (Non-GAAP) (Denominator)	$107,574	$118,097	$115,515	$116,618	$116,177

Stockholders’ Equity to Assets (GAAP)	8.5%	9.3%	8.9%	9.1%	9.1%
Tangible Common Equity to Tangible Assets (Non-GAAP)	7.6%	8.4%	7.9%	8.1%	8.0%

Common Shares Outstanding (Denominator)	5,156,897	5,260,672	5,330,401	5,409,077	5,434,374

Book Value per Common Share (GAAP)	$23.69	$25.31	$24.57	$24.50	$24.62
Tangible Book Value per Common Share (Non-GAAP)	$20.86	$22.45	$21.67	$21.56	$21.38

Interest income on interest-earning assets, net interest rate spread and net interest margin are presented on a fully tax-equivalent (“FTE”) basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and securities using the federal statutory income tax rate of 21 percent. We believe the presentation of net interest income on a FTE basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice. The following table reconciles net interest income, net interest spread and net interest margin on a FTE basis for the periods indicated:

	Three Months Ended
	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
(Dollars in thousands) (Unaudited)

Interest Income (GAAP)	$10,616	$10,963	$10,786	$10,820	$10,988
Adjustment to FTE Basis	40	41	41	43	40
Interest Income (FTE) (Non-GAAP)	10,656	11,004	10,827	10,863	11,028
Interest Expense (GAAP)	723	732	776	886	1,011
Net Interest Income (FTE) (Non-GAAP)	$9,933	$10,272	$10,051	$9,977	$10,017

Net Interest Rate Spread (GAAP)	2.98%	2.85%	2.77%	2.72%	2.91%
Adjustment to FTE Basis	0.01	0.01	0.01	0.02	0.01
Net Interest Rate Spread (FTE) (Non-GAAP)	2.99	2.86	2.78	2.74	2.92

Net Interest Margin (GAAP)	3.08%	2.95%	2.88%	2.84%	3.04%
Adjustment to FTE Basis	0.02	0.01	0.01	0.01	0.01
Net Interest Margin (FTE) (Non-GAAP)	3.10	2.96	2.89	2.85	3.05

Adjusted efficiency ratio excludes the effect of certain non-recurring or non-cash items and represents adjusted noninterest expense divided by adjusted operating revenue. The Company evaluates its operational efficiency based on its adjusted efficiency ratio and believes it provides additional perspective on its ongoing performance as well as peer comparability.

	Three Months Ended
	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
(Dollars in thousands) (Unaudited)

Noninterest Expense (GAAP)	$8,656	$9,972	$9,773	$13,722	$9,395

Net Interest and Dividend Income (GAAP)	9,893	10,231	10,010	9,934	9,977

Noninterest Income (GAAP)	2,613	8,689	2,198	2,219	3,174
Operating Revenue (GAAP)	12,506	18,920	12,208	12,153	13,151
Efficiency Ratio (GAAP)	69.21%	52.71%	80.05%	112.91%	71.44%

Noninterest Expense (GAAP)	$8,656	$9,972	$9,773	$13,722	$9,395
Less:
Other Real Estate Owned (Income)	(38)	(30)	(89)	(26)	(38)
Amortization of Intangible Assets	445	445	446	503	532
Intangible Assets and Goodwill Impairment	—	—	—	1,178	—
Writedown on Fixed Assets	—	23	2	2,268	—
Adjusted Noninterest Expense (Non-GAAP)	$8,249	$9,534	$9,414	$9,799	$8,901

Net Interest and Dividend Income (GAAP)	9,893	10,231	10,010	9,934	9,977
Noninterest Income (GAAP)	2,613	8,689	2,198	2,219	3,174
Less:
Net Gain on Securities	(7)	44	24	11	447
Gain on Sale of Branches	—	5,203	—	—	—
Net Loss on Disposal of Fixed Assets	(8)	—	—	(3)	—
Adjusted Noninterest Income (Non-GAAP)	2,628	3,442	2,174	2,211	2,727
Adjusted Operating Revenue (Non-GAAP)	12,521	13,673	12,184	12,145	12,704
Adjusted Efficiency Ratio (Non-GAAP)	65.88%	69.73%	77.27%	80.68%	70.06%

Allowance for loan losses to total loans, excluding PPP loans, is a non-GAAP measure that serves as a useful measurement to evaluate the allowance for loan losses without the impact of SBA guaranteed loans.

	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
(Dollars in thousands) (Unaudited)

Allowance for Loan Losses	$11,595	$11,582	$11,581	$11,544	$12,725

Total Loans	1,020,642	$1,020,796	1,001,599	$1,007,446	$1,041,697
PPP Loans	(8,242)	(24,523)	(32,703)	(49,525)	(60,380)
Total Loans, Excluding PPP Loans (Non-GAAP)	$1,012,400	$996,273	$968,896	$957,921	$981,317

Allowance for Loan Losses to Total Loans, Excluding PPP Loans (Non-GAAP)	1.15%	1.16%	1.20%	1.21%	1.30%